Exhibit 99.1

Determine Announces 1st Quarter Fiscal Year 2018 Financial Results

Year-over-Year revenue increases, plus capital raise positions Determine for continued growth.

CARMEL, IN - August 10, 2017 – Determine, Inc. (NASDAQ: DTRM), the pioneering leader in global Source-to-Pay and Enterprise Contract Lifecycle Management (ECLM) Cloud Platform solutions, announced financial results for its first quarter ended June 30, 2017.

Q1 FY18 GAAP Financial Highlights:

(in thousands, except per share amounts)
GAAP Financial Measures	Q1	Q4	Q1	Change		Change
	FY 2018	FY 2017	FY 2017	Q/Q		Y/Y
Revenue - total	$6,988	$7,535	$6,492	(7.3%)		7.6%
Revenue - recurring	$5,300	$5,628	$5,068	(5.8%)		4.6%
Revenue - non-recurring	$1,688	$1,907	$1,424	(11.5%)		18.5%
Gross profit - total	$3,685	$3,973	$3,385	(7.2%)		8.9%
Gross profit - recurring	$3,514	$3,696	$3,462	(4.9%)		1.5%
Gross profit/ (loss) - non-recurring	$171	$277	$(77)	(38.3%)		322.1%
Gross margin - total	52.7%	52.7%	52.1%	0.0	pts	0.6	pts
Gross margin - recurring	66.3%	65.7%	68.3%	0.6	pts	(2.0	pts)
Gross margin - non recurring	10.1%	14.5%	(5.4%)	(4.4	pts)	15.5	pts
Net loss	$(2,110)	$(1,708)	$(2,342)	23.5%		(9.9%)
EPS	$(0.17)	$(0.14)	$(0.21)	$(0.03)		$0.04

●

GAAP revenue was $7.0 million in Q1 FY2018, compared to $7.5 million in Q4 FY2017, representing a 7.3% decrease quarter-over-quarter, and compared to $6.5 million in Q1 FY2017 GAAP revenue, representing a 7.6% increase year-over-year.

●	GAAP gross profit percentage was 52.7% in Q1 FY2018, compared to 52.7% in Q4 FY2017, and 52.1% in Q1 FY2017, remaining consistent both quarter-over-quarter and year-over-year.
●	Deferred revenues decreased to $9.9 million in Q1 FY2018 from $10.1 million in Q4 FY2017.
●

GAAP net loss was $2.1 million or $0.17 per share in Q1 FY2018, compared to $1.7 million or $0.14 per share in Q4 FY2017, representing an additional loss of $0.03 per share quarter-over-quarter; in Q1 FY2017 the GAAP net loss was $2.3 million or $0.21 per share.

Q1 FY18 Non-GAAP Financial Highlights:

(in thousands, except per share amounts)
Non-GAAP Financial Measures	Q1	Q4	Q1	Change		Change
	FY 2018	FY 2017	FY 2017	Q/Q		Y/Y
Revenue - total	$6,988	$7,535	$6,500	(7.3%)		7.5%
Revenue - recurring	$5,300	$5,628	$5,076	(5.8%)		4.4%
Revenue - non-recurring	$1,688	$1,907	$1,424	(11.5%)		18.5%
Gross profit - total	$4,003	$4,297	$3,710	(6.8%)		7.9%
Gross profit - recurring	$3,813	$3,967	$3,737	(3.9%)		2.0%
Gross profit/(loss) - non-recurring	$190	$330	$(27)	(42.4%)		803.7%
Gross margin - total	57.3%	57.0%	57.1%	0.3	pts	0.2	pts
Gross margin - recurring	71.9%	70.5%	73.6%	1.4	pts	(1.7	pts)
Gross margin - non recurring	11.3%	17.3%	(1.9%)	(6.0	pts)	13.2	pts
Net loss	$(952)	$(428)	$(1,285)	122.4%		(25.9%)
EPS	$(0.08)	$(0.04)	$(0.11)	$(0.04)		$0.03
Billings	$6,772	$7,582	$6,280	(10.7%)		7.8%

●

Non-GAAP revenue was $7.0 million in Q1 FY2018, compared to $7.5 million in Q4 FY2017, representing a 7.3% decrease quarter-over-quarter, and compared to $6.5 million in Q1 FY2017, representing a 7.5% increase year-over-year.

●	Non-GAAP gross profit percentage was 57.3% in Q1 FY2018, compared to 57.0% in Q4 FY2017, and 57.1% in Q1 FY2017, remaining consistent both quarter-over-quarter and year-over-year.
●

Non-GAAP net loss was $1.0 million or $0.08 per share in Q1 FY2018, compared to a net loss of $0.4 million or $0.04 per share in Q4 FY2017, representing a $0.04 additional loss per share quarter-over-quarter. Q1 FY2017 had a non-GAAP net loss of $1.3 million or $0.11 per share, representing a $0.03 improvement per share year-over-year.

●	Billings increased 7.8% to $6.8 million in Q1 FY2018 from $6.3 million in Q1 FY2017. Billings, a non-GAAP measure, are defined as revenue plus the change in deferred revenues.
●	Non-GAAP EBITDA was a $0.2 million loss in Q1 FY2018, compared to a loss of $0.8 million in Q1 FY2017, representing an improvement of $0.6 million year-over-year.

“The business is off to a solid start from a financial perspective, and I’m pleased to report we are in a good position across our key measures. As we move forward into Fiscal 2018, our focus and our charter are on new business growth. The additional resources we secured during our recently completed capital raise combined with the industry leading capabilities of the Determine Cloud Platform will power our efforts to meeting our growth charter. We intend to build a robust business with a long-term view — we have the right talent, resources, and solutions to make it happen.”

— Patrick Stakenas, President and CEO, Determine, Inc.

Q1 FY2018 Determine Business Highlights:

●

Determine Announces Pricing of Registered Direct Offering of Common Stock:
Determine completed the sale of 2,184,000 shares of common stock at a price of $2.50 per share in a registered direct offering for total gross proceeds of $5.46 million.

●

Determine joins Russell Microcap® Index:
Determine joined the Russell Microcap® Index at the conclusion of the Russell indexes annual reconstitution, effective after the US market opened on June 26th. Membership means automatic inclusion in the appropriate growth and value style indexes.

●

Annualized Bookings: The sales team delivered $700,000 in Annualized Bookings for the quarter, with 100% of new customers selecting the Determine Cloud Platform for their Source-to-Pay or Enterprise Contract Lifecycle Management needs.

●

Top 50 Providers to Know: Determine was recognized for the third year in a row in Top 50 Providers to Know by Spend Matters. The ranking highlights firms that continue to lead the charge on new procurement technologies and services driving innovation and changing the way companies do business.

●

Determine Cloud Platform Named as an E-Procurement Leader in the Spend Matters SolutionMap
Determine was recognized as a Value and Solution Leader in the Spend Matters SolutionMapSM vendor comparison ranking. E-procurement capabilities on the Determine Cloud Platform scored a hat trick across five personas, landing in the Value Leader quadrant every time. The company ranked in the top third for customer value, innovation, ROI and TCO, along with numerous solution technology categories as well.

●

Q1 FY2018 Customer Announcements: During Q1 FY2018, Determine announced numerous customer accounts in the US and Europe across its Determine Cloud Platform Source-to-Pay and Enterprise Contract Lifecycle Management solutions. Determine announced customers in its portfolio across key verticals including financial, web hosting, transportation, pharmaceutical and real estate, among others.

○

Pharmaceutical leader Orion Corporation selects Determine to optimize their global Source-to-Contract effectiveness:
Orion Corporation (NASDAQ OMX Helsinki: ORNAV and ORNBV), the leading Finnish global pharmaceutical and diagnostics company, selected Determine to optimize its source-to-contract effectiveness on the Determine Cloud Platform

○

Determine, Inc. Drives the Future with New Customer Scania (Great Britain) Limited. Scania (Great Britain) Limited, one of the leading suppliers in the UK of trucks, buses, coaches and engines, has selected the Determine Cloud Platform to drive its efficiency and future growth in Purchasing.

○

U.K. Train Operator c2c is All Aboard on the Determine Cloud Platform:
Award-winning U.K.-based train operator c2c, part of leading European train operator Trenitalia, has selected the Determine Cloud Platform to advance their strategic sourcing processes and contract management effectiveness.

●

New Global Alliance Leadership: On May 2, 2017, Determine appointed Sean Regan as Vice President of Global Alliances. Sean brings over a decade of strategic alliance, business development and sales management experience in the technology and SaaS sector to Determine. He most recently held senior positions at SciQuest (now JAGGAER), Spend Radar (acquired by SciQuest) and CDW, a multi-brand technology solutions provider.

●

Determine Expands Platformance Footprint with Determine Cloud Platform 17.6 Release:
The 17.6 Release of the Determine Cloud Platform further expands the advanced capabilities Determine customers have for Source-to-Pay efficiency and effectiveness. Each new release of the Determine Cloud Platform opens up additional potential for organizations seeking the most innovative solutions to their immediate and long-term challenges. Determine Cloud Platform Release 17.6 continues to dial up the innovation - and capabilities - available to firms.

●

Determine Continues Thought Leadership: In Q1 FY2018, Determine continued to provide meaningful educational resources to inform our customers and prospects on the ever-changing Source-to-Pay and Enterprise Contract Lifecycle Management landscape:

●

Determine, Inc. Sponsors Webinar With Spend Matters: Solving the Procurement-Finance Alignment Problem – It’s Doable!:
Determine sponsored a live webinar with Spend Matters on the topic of Procurement – Finance alignment, showing companies how to reduce misalignment to unlock value. The webinar shared the results of Determine’s research study that focused on optimizing the Procurement-Finance relationship.

●

Determine and Ardent Partners Co-Host Webinar – CPO Rising 2017: Tools of the Trade:
Determine and Ardent Partners of Boston hosted a live webinar sharing the most important highlights in the most recent CPO Rising 2017: Tools of the Trade. It offered a comprehensive view into what is happening in the world of procurement, the industry’s hot trends and key benchmark findings.

●

Determine Hosts Webinar featuring Independent Research Firm
Managing Services Complexity: Understanding Services Spend in 2017:
Determine hosted a live webinar with guest Forrester which explored the growing - and increasingly critical - area of Services Procurement. Topics showed companies, governments and other organizations how to develop a holistic approach to optimizing services procurement across the enterprise.

Conference Call and Webcast Thursday, August 10, 2017 at 5:00 PM (Eastern Time)

Participant Conference Call Numbers:

Toll-Free: 1-877-407-0789

Toll/International: 1-201-689-8562

Participant Webcast Link: http://public.viavid.com/index.php?id=125745

Replay Dial-in Information:

Toll-Free: 1-844-512-2921

Toll/International: 1-412-317-6671

From: 08/10/17 @ 8:00 pm Eastern Time

To: 08/17/17 @ 11:59 pm Eastern Time

Replay Pin Number: 13667846

Related: http://investor.determine.com

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP gross profit, non-GAAP net income and non-GAAP earnings per share, which we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations”. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The difference between GAAP and non-GAAP revenue is due to the impact of revaluing the deferred revenue balances acquired from primarily b-pack as required by GAAP purchase accounting.

The difference between GAAP and non-GAAP gross profit is the difference in GAAP versus non-GAAP revenues as well as the elimination of the amortization of acquisition related intangibles, stock based compensation and severance expense from the costs of revenue. Non-GAAP net loss excludes the non-GAAP gross profit items as well as acquisition related costs.

Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our total operations. Further, please note that our non-GAAP revenue is intended to reflect the full amount of revenues that would have been otherwise recorded by the acquired entities of Iasta and b-pack, while our non-GAAP gross profit also excludes the amortization of intangibles that occurred due to the acquisition of the entities of Iasta and b-pack.

Annualized Bookings are an operating measure not derived from the company’s revenues or any other amounts presented in accordance with GAAP in the company’s statement of income, balance sheet or statement of cash flows or other equivalent statements.

Forward-looking Statements

Certain statements in this release and elsewhere by Determine are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, product and channel development, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Determine’s products and services, risks of losing key personnel or customers, protection of the company’s intellectual property and government policies and regulations, including, but not limited to those affecting the company’s industry. Determine undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company’s most recent Form 10-K as filed by the company with the Securities and Exchange Commission.

Supporting Resources

Determine blog

Determine on LinkedIn

Determine on Twitter

Determine Resources

About Determine, Inc.

Determine, Inc. (NASDAQ: DTRM) is a leading global provider of SaaS Source-to-Pay and Enterprise Contract Lifecycle Management (ECLM) solutions. The Determine Cloud Platform provides procurement, legal and finance professionals analytics of their supplier, contract and financial performance. Our technologies empower customers to drive new revenue, identify savings, improve compliance and mitigate risk.

The Determine Cloud Platform seamlessly integrates with major ERP or third-party systems such as SAP, Oracle, Sage, QAD and Microsoft. Modular solutions can be configured to add more as needed to provide additional value beyond spend management. Our unified master database and business process approach empower users at every level to make more informed and smarter decisions.

For more information, please visit: www.determine.com.

Media Relations Contacts:

Rose Lee

Determine Inc.

+1.650.532.1590

pr@determine.com

Determine, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	June 30,
	2017	2016

Revenues:
Recurring revenues	$5,300	$5,068
Non-recurring revenues	1,688	1,424
Total revenues	6,988	6,492

Cost of revenues:
Cost of recurring revenues	1,786	1,606
Cost of non-recurring revenues	1,517	1,501
Total cost of revenues	3,303	3,107

Gross profit:
Recurring gross profit	3,514	3,462
Non-recurring profit (loss)	171	(77)
Total gross profit	3,685	3,385

Operating expenses:
Research and development	1,066	947
Sales and marketing	2,496	2,803
General and administrative	2,072	1,756
Total operating expenses	5,634	5,506

Loss from operations	(1,949)	(2,121)

Other expense, net	(178)	(291)
Net loss before income tax	(2,127)	(2,412)

Benefit from income taxes	17	70
Net loss	$(2,110)	$(2,342)

Basic and diluted net loss per share	$(0.17)	$(0.21)

Determine, Inc.

GAAP to Non-GAAP Reconciliations

(In thousands)

(Unaudited)

	Three Months Ended
	June 30,
	2017	2016
Reconciliation of total revenue:
U.S. GAAP as reported	$6,988	$6,492
Adjustments:
Deferred revenue adjustment	-	8
Non-GAAP revenue	$6,988	$6,500

Reconciliation of gross profit:
U.S. GAAP as reported	$3,685	$3,385
Adjustments:
Deferred revenue adjustment	-	8
Amortizaton of acquisition	252	254
Stock based compensation	28	63
Severance	38	-
Non-GAAP gross profit	$4,003	$3,710

Reconciliation to non-GAAP net loss:
Net loss attributable to Determine, Inc.	$(2,110)	$(2,342)
Stock-based compensation expense	586	528
Deferred revenue adjustment	-	8
Amortization on intangibles	531	534
Benefit for income taxes	-	(13)
Severance costs	41	-
Non-GAAP net loss	$(952)	$(1,285)

Non-GAAP basic and diluted net loss per share	$(0.08)	$(0.11)

Weighted average shares outstanding for basic and diluted net loss per share	12,249	11,413

Determine, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(In thousands)

(Unaudited)

	Three Months Ended
	June 30,
	2017	2016

Net loss	$(2,110)	$(2,342)
Foreign currency translation adjustments, net	311	(26)
Other comprehensive loss	(114)	-
Comprehensive loss	$(1,913)	$(2,368)

Determine, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	March 31,
	2017	2017
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$13,656	$9,429
Accounts receivable, net	6,688	7,042
Restricted cash	26	34
Prepaid expenses and other current assets	1,443	1,553
Total current assets	21,813	18,058

Property and equipment, net	84	85
Capitalized software, net	2,578	2,341
Goodwill	14,904	14,448
Other intangibles, net	5,441	5,860
Other assets	1,531	1,599
Total assets	$46,351	$42,391

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Credit facility	$11,861	$11,861
Accounts payable	1,996	2,478
Accrued payroll and related liabilities	1,972	1,729
Other accrued liabilities	2,423	2,042
Deferred revenue	9,828	10,070
Income tax payable	120	23
COFACE loan	130	174
Total current liabilities	28,330	28,377

Long-term deferred revenue	36	10
Convertible note, net of debt discount	6,845	7,599
Other long-term liabilities	1,306	1,306
Total liabilities	36,517	37,292

Total stockholders' equity	9,834	5,099
Total liabilities and stockholders' equity	$46,351	$42,391

Determine, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2017	2016

Operating activities
Net loss	$(2,110)	$(2,342)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	971	772
Stock-based compensation expense	586	528
Interest expense paid in kind as convertible note debt	219	-
Accrued restructuring costs	-	(403)
Income tax benefit	(17)	(70)
Unrealized currency translation gains	(252)	-
Changes in assets and liabilities:
Accounts receivable, net	354	840
Prepaid expenses and other current assets	103	63
Other assets	228	(104)
Accounts payable	(482)	(687)
Accrued payroll and related liabilities	243	203
Other accrued liabilities and other long-term liabilities	383	91
Deferred revenue	(216)	(212)
Net cash provided by (used in) operating activities	10	(1,321)

Investing activities
Purchase of property and equipment	(7)	(22)
Capitalized software development costs, net	(569)	(329)
Net cash used in investing activities	(576)	(351)

Financing activities
Proceeds from issuance of stock, net of issuance costs	4,939	-
Net employee withholding taxes paid in connection to issuance of restricted stock	(24)	(20)
Issuance of common stock under employee stock purchase plan	-	4
Credit facility borrowing	-	3,000
Credit facility payment	-	(1,139)
Repayment of loan	(44)	(58)
Proceeds from exercise of stock options	1	-
Issuance of debt, net of costs	-	144
Net cash provided by financing activities	4,872	1,931

Effect of exchange rate changes on cash	(79)	(26)

Net increase in cash and cash equivalents	4,227	233
Cash and cash equivalents at beginning of the period	9,429	9,418
Cash and cash equivalents at end of the period	$13,656	$9,651

Determine, Inc.

Billings Reconciliation

(In thousands)

(Unaudited)

	Three Months Ended
	June 30,	June 30,
	2017	2016

Total revenues	$6,988	$6,492
Deferred revenue:
End of period	9,864	10,154
Beginning of period	10,080	10,366
Change in deferred revenue	(216)	(212)
Total billings (total revenues plus the change in deferred revenue)	$6,772	$6,280

Determine, Inc.

Non-GAAP EBITDA Reconciliation

(In thousands)

(unaudited)

	Three Months Ended
	June 30,
	2017	2016
Reconciliation to non-GAAP EBITDA net loss:
Non-GAAP net loss	$(952)	$(1,285)
Interest	439	366
Depreciation	348	230
Income tax benefit	(17)	(70)
Non-GAAP EBITDA net loss	$(182)	$(759)